1 NYSE: STT April 17, 2025 Exhibit 99.3

1Q25 highlights

All comparisons are to corresponding prior year period unless otherwise noted

Financial performance	• Total revenue of **$3.3B**, **up 5%** – Fee revenue **up 6%**, reflecting broad-based strength across the franchise – NII **flat**, as higher investment security yields and continued loan growth were offset by lower average short-end rates and a deposit mix shift • Total expenses of **$2.5B**, down (3)%, primarily reflecting the absence of a 1Q24 notable item – **Up 3%** ex-notables reflecting higher business investments, partially offset by savings[A] – **Disciplined execution** with ability to manage expenses during periods of uncertainty, while continuing to focus on long-term strategic priorities • **Positive operating leverage** of 7.2%pts; **1.8%pts** ex-notables; **Positive fee operating leverage** of 8.6%pts; **3.3%pts** ex-notables[A] • Pre-tax margin of **25%**; ROE of **11%**; ROTCE of **16%**[A] • EPS of **$2.04**, up 49%; **up 21%** ex-notables[A]
Business momentum	**Investment Servicing** • AUC/A of **$46.7T** at quarter-end; AUC/A wins of **$182B** and AUC/A yet to be installed of **$3.1T**[1] • New servicing fee revenue wins of **$55M** primarily related to back office wins[2] • Reported **1** new State Street Alpha® mandate[1] • Prior investments provide ability to proactively address client needs with **innovative solutions and seamless execution** **Investment Management** • **AUM of $4.7T** at quarter-end • Continued **ETF momentum and market share gains** in U.S. Low Cost, as well as inflows across Fixed Income, Gold and EMEA products[1] • **Expanded global capabilities and investor access** to innovative products, including alternatives, through key partnerships and product launches
Balance sheet and capital	• **Strong and liquid balance sheet** with capital and liquidity ratios significantly above regulatory minimums • CET1 ratio of **11.0%** and State Street Bank and Trust LCR of **139%** at quarter end[3,4] • Returned **$320M** to common shareholders, including **$100M** of share repurchases and **$220M** of declared dividends

[A] These are non-GAAP presentations; refer to the Appendix for a reconciliation of ex-notable items and further explanations of non-GAAP measures.
Refer to the Appendix included with this presentation for endnotes 1 to 22.

2

STATE STREET

Summary of 1Q25 financial results

Financial results

(GAAP; $M, except EPS data, or where otherwise noted)	Quarters 1Q24	4Q24	1Q25	%Δ 4Q24	1Q24
Revenue:					
Servicing fees	1,228	1,283	$1,275	(1)%	4%
Management fees	510	576	562	(2)	10
Foreign exchange trading services	331	360	362	1	9
Securities finance	96	118	114	(3)	19
Software and processing fees	207	259	225	(13)	9
Other fee revenue[B]	50	66	32	(52)	(36)
Total fee revenue	**2,422**	**2,662**	**2,570**	**(3)**	**6**
Net interest income	**716**	**749**	**714**	**(5)**	**(0)**
Total revenue	**$3,138**	**$3,412**	**$3,284**	**(4)%**	**5%**
Provision for credit losses	27	12	12	-	(56)%
Total expenses	**$2,513**	**$2,440**	**$2,450**	**0%**	**(3)%**
Net income before income taxes	$598	$960	$822	(14)%	37%
Net income	**$463**	**$783**	**$644**	**(18)%**	**39%**
Diluted earnings per share	**$1.37**	**$2.46**	**$2.04**	**(17)%**	**49%**
Return on average common equity	**7.7%**	**12.7%**	**10.6%**	**(2.1)%pts**	**2.9%pts**
Return on average tangible common equity[A]	**12.4%**	**20.3%**	**16.4%**	**(3.9)%pts**	**4.0%pts**
Pre-tax margin	**19.1%**	**28.1%**	**25.0%**	**(3.1)%pts**	**5.9%pts**
Tax rate	**22.5%**	**18.4%**	**21.7%**	**3.3%pts**	**(0.8)%pts**
Ex-notable items, non-GAAP[A]:					
Total revenue	*$3,138*	*$3,412*	*$3,284*	*(4)%*	*5%*
Total expenses	*$2,383*	*$2,382*	*$2,450*	*3%*	*3%*
Diluted earnings per share	*$1.69*	*$2.60*	*$2.04*	*(22)%*	*21%*
Return on average common equity	*9.5%*	*13.5%*	*10.6%*	*(2.9)%pts*	*1.1%pts*
Return on average tangible common equity	*15.4%*	*21.4%*	*16.4%*	*(5.0)%pts*	*1.0%pts*
Pre-tax margin	*23.2%*	*29.8%*	*25.0%*	*(4.8)%pts*	*1.8%pts*
Tax rate	*22.8%*	*18.9%*	*21.7%*	*2.8%pts*	*(1.1)%pts*

Notable items

($M, except EPS data)	Quarters[A] 1Q24	4Q24	1Q25
Deferred compensation expense acceleration[C]	-	($79)	-
FDIC special assessment[D]	($130)	31	-
Repositioning charges and other notable items (net)[E]	-	(10)	-
Total notable items (pre-tax)	**($130)**	**($58)**	**-**
Income tax impact from notable items	(31)	(17)	-
EPS impact	**($0.32)**	**($0.14)**	**-**

[A] These are non-GAAP presentations; refer to the Appendix for further explanations of non-GAAP measures.

[B] Other fee revenue primarily consists of income from equity method investments, certain tax-advantaged investments and market-related adjustments. Other fee revenue declined $(18)M YoY and $(34)M QoQ in 1Q25 largely due to lower FX and market-related adjustments.

[C] 4Q24 deferred compensation expense acceleration of $79M related to prior period incentive compensation awards to align State Street's deferred pay mix with peers. The acceleration allows for an increase in the immediate versus the deferred portion of incentive compensation in future periods.

[D] 1Q24 FDIC special assessment of $130M reflected in Other expenses. 4Q24 FDIC special assessment release of $31M related to a reduction in the special assessment from the FDIC reflected in Other expenses.

[E] 4Q24 repositioning charges and other notable items (net) of $10M represents a $13M charge reflected in Occupancy and a $12M charge reflected in Other expenses, partially offset by a $15M release reflected in Compensation and employee benefits associated with operating model changes.

3

STATE STREET

AUC/A and AUM levels, markets and flows performance

AUC/A ($T, as of period-end)[1]



+6%
Flat
$43.9
$46.6
$46.7
1Q24
4Q24
1Q25

- Up 6% YoY mainly due to higher quarter-end market levels and flows
- Flat QoQ primarily driven by lower quarter-end equity market levels, which were largely offset by the impact of currency translation and flows

AUM ($B, as of period-end)[1]



+9%
-1%
$4,299
$4,715
$4,665
1Q24
4Q24
1Q25

- Up 9% YoY mainly driven by higher quarter-end market levels and net inflows
- Down (1)% QoQ largely reflecting lower quarter-end market levels, partially offset by the impact of currency translation

Market indices[5]

(% change)		1Q25 vs 4Q24	1Q25 vs 1Q24
Equity & Bond Indices:			
S&P 500	*EOP*	(5)%	7%
	Daily Avg	(0)	18
MSCI EAFE	*EOP*	6	2
	Daily Avg	3	6
MSCI EM	*EOP*	2	6
	Daily Avg	(1)	9
MSCI ACWI	*EOP*	(2)	6
	Daily Avg	0	14
Bloomberg Global Agg	*EOP*	3	3
	Daily Avg	(1)	2
Volatility Indices:			
VIX	*Daily Avg*	7%	35%
JPM G7 FX	*Daily Avg*	(2)	18
JPM EM FX	*Daily Avg*	(8)	21
Specials Volumes:			
S&P Global Industry Specials Avg Volume		(1)%	13%
S&P U.S. Industry Specials Avg Volume		(9)	11

Select industry flows[6]

($B)	Total flows[A] 1Q24	4Q24	1Q25
Long Term Funds	$(3)	$(129)	$(149)
Money Market	31	376	79
ETF	191	427	291
North America Total	219	673	221
EMEA Total	83	265	260

[A] Line items may not sum to total due to rounding.
Refer to the Appendix included with this presentation for endnotes 1 to 22.

4

STATE STREET

5 Servicing fees of $1,275M up 4% YoY and down (1)% QoQ • Up 4% YoY as higher average market levels, net new business and client activity were partially offset by normal pricing headwinds • Down (1)% QoQ mainly due to lower client activity/adjustments, including asset mix shift, and normal pricing headwinds, partially offset by net new business Servicing fees ($M) 1Q25 performance 1Q24 2Q24 3Q24 4Q24 1Q25 $1,228 $1,239 $1,266 $1,283 $1,275 Business momentum • New 1Q25 servicing fee revenue wins of $55M, with the majority driven by back office wins2 – Trailing 12-month servicing fee revenue wins of $365M • $182B in new servicing AUC/A wins in 1Q25, with the majority from Asset Managers1 – Reported ~$86B of new servicing AUC/A wins driven by Alpha • Reported 1 new Alpha mandate in 1Q251 +4% -1% Refer to the Appendix included with this presentation for endnotes 1 to 22. 1Q24 2Q24 3Q24 4Q24 1Q25 AUC/A ($B) AUC/A wins1 $474 $291 $466 $1,098 $182 AUC/A to be installed1 2,576 2,390 2,354 2,988 3,056 Servicing ($M) Servicing fee rev. wins2 $67 $72 $84 $154 $55 Servicing fee rev. to be installed2 291 276 288 346 356 Alpha # of mandate wins1 2 1 2 2 1 Live mandates to-date 21 23 23 25 25 Performance indicators

Management fees

Management fees ($M)


+10%
-2%
$510
$511
$527
$576
$562
1Q24
2Q24
3Q24
4Q24
1Q25

1Q25 performance

Management fees of $562M up 10% YoY and down (2)% QoQ

- Up 10% YoY driven by higher average market levels and net inflows from prior periods
- Down (2)% QoQ driven by the absence of performance fees and day count

Refer to the Appendix included with this presentation for endnotes 1 to 22.

Performance indicators ($B)[1]

	1Q24	2Q24	3Q24	4Q24	**1Q25**
AUM	$4,299	$4,369	$4,732	$4,715	**$4,665**
Net flows (QoQ)	(14)	(6)	100	64	**(13)**

Business momentum[1]

- **Strategic partnerships**:
  - Strategic investment and partnership with **Ethic Inc.** to deliver customized investment solutions at scale to SSGA's clients
  - Launched innovative products leveraging our partnerships with both **Apollo Global Management** and **Bridgewater Associates**
  - Announced a partnership with the Saudi Arabia **Public Investment Fund**, spearheading the launch of the first Saudi Arabia fixed-income UCITS ETF in Europe
- **ETF:** Continued momentum and market share gains in U.S. Low Cost, as well as inflows across Fixed Income, Gold and EMEA products
- **Institutional:** Continued strength in U.S. Defined Contribution
- **Cash:** Launched three new U.S. money market funds with a new share class aimed at the retail market via institutional platforms

6
STATE STREET

7 1Q24 2Q24 3Q24 4Q24 1Q25 $331 $336 $359 $360 $362 • FX trading services of $362M – Up 9% YoY primarily due to higher volumes – Up 1% QoQ supported by higher volumes, partially offset by lower spreads A These are non-GAAP presentations; refer to the Appendix for a reconciliation of ex-notable items and further explanations of non-GAAP measures. Refer to the Appendix included with this presentation for endnotes 1 to 22. +9% +1% 1Q24 2Q24 3Q24 4Q24 1Q25 $96 $108 $116 $118 $114 • Securities finance of $114M – Up 19% YoY largely driven by higher client lending balances, partially offset by lower Agency spreads – Down (3)% QoQ including lower Agency spreads FX trading services (Ex-notable items, non-GAAP, $M)A Securities finance ($M) 1Q25 performance (Ex-notable items, non-GAAP, $M)A +19% -3%

8 1Q24 2Q24 3Q24 4Q24 1Q25 New bookings9 $10 $3 $10 $48 $9 ARR10 326 345 356 375 373 Uninstalled revenue backlog11 102 99 100 134 137 Software and processing fees($M) Performance indicators ($M) Refer to the Appendix included with this presentation for endnotes 1 to 22. • 1Q25 ARR increased ~15% YoY driven by 25+ SaaS client conversions and implementations • Professional services and Software-enabled revenue combined increased 7% YoY • Uninstalled revenue backlog reached the highest level on record, driven by record bookings in 4Q24 Business momentum 1Q25 performance Software and processing fees of $225M up 9% YoY and down (13)% QoQ • Front office software and data of $158M7 – Up 10% YoY primarily driven by continued growth in Software- enabled revenue – Down (20)% QoQ mainly due to lower On-premises renewals • Lending related and other fees of $67M Professional services Software- enabled (incl. SaaS)9 On-premises8 -13% +9% Lending related and other fees Front office software and data7 63 62 62 62 67 94 101 106 109 110 31 29 29 44 2415 18 42 20 1Q24 2Q24 8 3Q24 4Q24 1Q25 $207 $214 $208 $259 $225 33% (23)% YoY % 17% 6% $144 $152 $146 $197 $158 Front office software & data7 YoY +10% QoQ -20%

9 NII and NIM ($M) 12 Average balance sheet highlights ($B) A A Line items are rounded. Refer to the Appendix included with this presentation for endnotes 1 to 22. 1Q24 2Q24 3Q24 4Q24 1Q25 Total assets $299 $306 $315 $327 $337 Cash13 95 91 90 94 97 Investment portfolio 101 105 107 105 110 Duration (EOP) 14 2.7 2.5 2.5 2.2 2.1 Loans15 38 39 40 42 44 Total deposits $219 $221 $225 $237 $243 NIM12 (FTE, %) 1.13% 1.13% 1.07% 1.07% 1.00% 1Q24 2Q24 3Q24 4Q24 1Q25 $716 $735 $723 $749 $714 • Assets increased 13% YoY and 3% QoQ primarily due to an increase in total deposits and balance sheet funding • Deposits increased 11% YoY and 3% QoQ mainly driven by growth in interest-bearing balances, partially offset by a reduction in non- interest-bearing deposits • Loan growth of 16% YoY and 3% QoQ driven by continued client demand NII of $714M flat YoY and down (5)% QoQ • Flat YoY as higher investment security yields and continued loan growth were offset by lower average short-end rates and a deposit mix shift • Down (5)% QoQ largely due to a deposit mix shift, lower average short-end rates and day count Average assets and liabilities1Q25 performance -5% Flat

Expenses

Expenses
(Ex-notable items, non-GAAP, $M)[A]


+3%
+3%
$2,383
$2,382
$2,450
YoY %
Comp. & benefits
1,252
1,148
1,262
1%
Info. sys.
432
480
497
15%
Tran. processing
248
245
258
4%
Occupancy
103
110
103
0%
Other[17]
348
399
330
(5)%
1Q24
4Q24
1Q25

	1Q24	4Q24	1Q25	
GAAP Expenses	$2,513	$2,440	$2,450	YoY -3% QoQ flat
Headcount	45,871	52,626	52,711	YoY +15% QoQ flat
Pro-forma[18]	*53,265*			*YoY -1%*

Including the headcount associated with the operations JV in India consolidated in 2Q24 [18]

1Q25 performance
(Ex-notable items, non-GAAP, $M)[A]

Expenses of $2,450M up 3% YoY and up 3% QoQ[A]
- **Expenses up 3% YoY and down (4)% QoQ ex. seasonal expenses[B]**

- **Compensation and employee benefits of $1,262M[16]**
  - Up 1% YoY mainly due to higher performance-based incentive compensation and salaries, partially offset by savings associated with operating model transformation
  - Up 10% QoQ primarily driven by seasonal expenses, partially offset by lower performance-based incentive compensation[B]
- **Information systems and communications of $497M**
  - Up 15% YoY and 4% QoQ largely related to higher technology and infrastructure investments
- **Transaction processing services of $258M**
  - Up 4% YoY mainly due to higher market data and sub-custody costs
  - Up 5% QoQ primarily reflecting higher sub-custody costs from the absence of vendor credits
- **Occupancy of $103M[16]**
- **Other of $330M[16,17]**
  - Down (5)% YoY primarily due to the timing of foundation funding
  - Down (17)% QoQ mainly reflecting the absence of prior quarter episodic client-related costs and lower professional services

[A] These are non-GAAP presentations; refer to the Appendix for a reconciliation of ex-notable items and further explanations of non-GAAP measures. [B] 1Q24 and 1Q25 include $162M and $155M, respectively, of seasonal deferred incentive compensation expenses.
Refer to the Appendix included with this presentation for endnotes 1 to 22.

10

STATE STREET

Capital and liquidity ratios

Ratios (%, as of period-end)[3]


CET1 (Standardized)
11.1%
11.2%
11.6%
10.9%
11.0%
10-11%
STT Target Range
1.0%
2.5%
4.5%
8.0%
G-SIB surcharge
SCB[19]
Minimum ratio
1Q24
2Q24
3Q24
4Q24
1Q25
Requirement
Tier 1 leverage
5.4%
5.3%
5.5%
5.2%
5.5%
5.25-5.75%
STT Target Range
4.0%
Minimum ratio
1Q24
2Q24
3Q24
4Q24
1Q25
Requirement
State Street Bank and Trust LCR[4]
130%
134%
129%
134%
139%
100%
1Q24
2Q24
3Q24
4Q24
1Q25
Requirement

Refer to the Appendix included with this presentation for endnotes 1 to 22.

Capital and liquidity highlights

- 1Q25 standardized CET1 ratio at quarter-end of 11.0% increased 0.1%pts QoQ primarily due to capital generated from earnings, partially offset by higher RWA from Securities finance and increased loan balances as well as continued capital return
- 1Q25 Tier 1 leverage ratio of 5.5% increased 0.3%pts QoQ mainly driven by higher preferred equity and capital generated from earnings, partially offset by higher average balance sheet levels
- Returned $320M to common shareholders, including $100M of share repurchases and $220M of declared dividends

Capital ($B unless otherwise noted, capital metrics as of period-end)

	1Q24	4Q24	1Q25
Standardized CET1			
CET1 capital	$13.2	$13.8	**$14.4**
Risk weighted assets	119	126	**130**
Tier 1 leverage			
Tier 1 capital	15.6	16.6	**17.9**
Leverage exposure[20]	290	318	**329**
OCI impact of investment portfolio on regulatory capital[21]	0.2	(0.1)	**0.1**

11

STATE STREET

12

13 1Q25 line of business performance 14 Preferred stock dividends 15 Reconciliation of notable items 16 Reconciliation of constant currency impacts 17 Endnotes & other information 18 Forward-looking statements 20 Non-GAAP measures 21 Definitions 22

14 1,979 State StreetAInvestment Servicing Total revenue 711 709 1,876 1,979 1Q24 1Q25 $2,587M $2,688M Pre-tax income Fee revenue NII Pre-tax margin 23.1% 24.5% +1.4%pts YoY % ∆ +5% Flat +4% +10% Investment Management Total revenueB 1Q24 1Q25 $551M $596M Pre-tax income Pre-tax margin 23.8% 27.7% +3.9%pts 1Q24 1Q25 $131M $165M YoY % ∆ +8% +26% Total revenue ex-notable itemsC 716 714 2,422 2,570 1Q24 1Q25 $3,138M $3,284M Pre-tax income ex-notable itemsC Fee revenue NII Pre-tax margin 23.2% 25.0% +1.8%pts YoY % ∆ +6% Flat +5% +13% A State Street includes line of business results from Investment Servicing, Investment Management, and Other. Refer to the Addendum for further line of business information. B 1Q24 and 1Q25 Total revenue includes $5M in NII. C These are non-GAAP presentations; refer to the Appendix for a reconciliation of ex-notable items and further explanations of non-GAAP measures. 1Q24 1Q25 $597M $657M 1Q24 1Q25 $728M $822M

15Refer to the Appendix included with this presentation for endnotes 1 to 22. FY2025 FY2026 1Q $46 $58 2Q 63 58 3Q 58 58 4Q 58 58 Total $226 $233

Reconciliation of notable items

Quarterly reconciliation

(Dollars in millions, unless noted otherwise)	1Q24	2Q24	3Q24	4Q24	1Q25	% Change 1Q25 vs. 1Q24	% Change 1Q25 vs. 4Q24
Total fee revenue, GAAP-basis	$ 2,422	$ 2,456	$ 2,616	$ 2,662	$ 2,570	6.1%	(3.5)%
Less: Notable items:							
Foreign exchange trading services			(15)				
Other fee revenue			(66)				
Total fee revenue, excluding notable items	**2,422**	**2,456**	**2,535**	**2,662**	**2,570**	6.1%	(3.5)%
Total revenue, GAAP-basis	3,138	3,191	3,259	3,412	3,284	4.7%	(3.8)%
Less: Notable items:							
Foreign exchange trading services			(15)				
Other fee revenue			(66)				
(Gains) losses related to investment securities, net			81				
Total revenue, excluding notable items	**3,138**	**3,191**	**3,259**	**3,412**	**3,284**	4.7%	(3.8)%
Total expenses, GAAP basis	2,513	2,269	2,308	2,440	2,450	(2.5)%	0.4%
Less: Notable items:							
Acquisition and restructuring costs							
Deferred compensation expense acceleration				(79)			
Repositioning charges				2			
FDIC special assessment	(130)			31			
Other notable items				(12)			
Total expenses, excluding notable items	**2,383**	**2,269**	**2,308**	**2,382**	**2,450**	2.8%	2.9%
Seasonal expenses	(162)				(155)		
Total expenses, excluding notable items and seasonal expense items	**$ 2,221**	**$ 2,269**	**$ 2,308**	**$ 2,382**	**$ 2,295**	3.3%	(3.7)%
Fee operating leverage, GAAP-basis (%pts)[A]						8.62% pts	(3.87)% pts
Fee operating leverage, excluding notable items (%pts)[B]						3.30% pts	(6.31)% pts
Operating leverage, GAAP-basis (%pts)[C]						7.16% pts	(4.16)% pts
Operating leverage, excluding notable items (%pts)[D]						1.84% pts	(6.60)% pts
Pre-tax margin, GAAP-basis (%)	19.1%	28.6%	28.4%	28.1%	25.0%	5.9% pts	(3.1)% pts
Notable items as reconciled above (%)	4.1%			1.7%			
Pre-tax margin, excluding notable items (%)	**23.2%**	**28.6%**	**28.4%**	**29.8%**	**25.0%**	1.8% pts	(4.8)% pts
Net income available to common shareholders, GAAP-basis	$ 418	$ 655	$ 682	$ 728	$ 597	42.8%	(18.0)%
Notable items as reconciled above: pre-tax	130			58			
Tax impact on notable items as reconciled above	(31)			(17)			
Net income available to common shareholders, excluding notable items	**$ 517**	**$ 655**	**$ 682**	**$ 769**	**$ 597**	15.5%	(22.4)%
Diluted EPS, GAAP-basis	$ 1.37	$ 2.15	$ 2.26	$ 2.46	$ 2.04	48.9%	(17.1)%
Notable items as reconciled above	0.32			0.14			
Diluted EPS, excluding notable items	**$ 1.69**	**$ 2.15**	**$ 2.26**	**$ 2.60**	**$ 2.04**	20.7%	(21.5)%

[A] Calculated as the period-over-period change in total fee revenue less the period-over-period change in total expenses. [B] Calculated as the period-over-period change in total fee revenue, excluding notable items less the period-over-period change in total expenses, excluding notable items. [C] Calculated as the period-over-period change in total revenue less the period-over-period change in total expenses. [D] Calculated as the period-over-period change in total revenue, excluding notable items less the period-over-period change in total expenses, excluding notable items.

16 STATE STREET

Reconciliation of constant currency impacts

Reconciliation of Constant Currency FX Impacts	Reported			Currency Translation Impact		Excluding Currency Impact		% Change Constant Currency	
(Dollars in millions)	1Q24	4Q24	1Q25	1Q25 vs. 1Q24	1Q25 vs. 4Q24	1Q25 vs. 1Q24	1Q25 vs. 4Q24	1Q25 vs. 1Q24	1Q25 vs. 4Q24
Non-GAAP basis									
Servicing fees, excluding notable items	$ 1,228	$ 1,283	$ 1,275	$ (11)	$ (6)	$ 1,286	$ 1,281	4.7%	(0.2)%
Management fees, excluding notable items	510	576	562	(2)	(1)	564	563	10.6%	(2.3)%
Foreign exchange trading services, excluding notable items	331	360	362	-	-	362	362	9.4%	0.6%
Securities finance, excluding notable items	96	118	114	-	-	114	114	18.8%	(3.4)%
Software and processing fees, excluding notable items	207	259	225	(1)	(1)	226	226	9.2%	(12.7)%
Other fee revenue, excluding notable items	50	66	32	-	-	32	32	(36.0)%	(51.5)%
Total fee revenue, excluding notable items	2,422	2,662	2,570	(14)	(8)	2,584	2,578	6.7%	(3.2)%
Net interest income, excluding notable items	716	749	714	(12)	(5)	726	719	1.4%	(4.0)%
Total other income, excluding notable items	-	1	-	-	-	-	-	nm	nm
Total revenue, excluding notable items	$ 3,138	$ 3,412	$ 3,284	$ (26)	$ (13)	$ 3,310	$ 3,297	5.5%	(3.4)%
Compensation and employee benefits, excluding notable items	$ 1,252	$1,148	$ 1,262	$ (13)	$ (7)	$ 1,275	$ 1,269	1.8%	10.5%
Information systems and communications, excluding notable items	432	480	497	(1)	(1)	498	498	15.3%	3.8%
Transaction processing services, excluding notable items	248	245	258	(2)	(1)	260	259	4.8%	5.7%
Occupancy, excluding notable items	103	110	103	(1)	(1)	104	104	1.0%	(5.5)%
Other expenses, excluding notable items	348	399	330	(2)	(1)	332	331	(4.6)%	(17.0)%
Total expenses, excluding notable items	$ 2,383	$ 2,382	$ 2,450	$ (19)	$ (11)	$ 2,469	$ 2,461	3.6%	3.3%

17 STATE STREET

18 This presentation (and the conference call accompanying it) includes certain highlights of, and also material supplemental to, State Street Corporation’s news release announcing its first quarter 2025 financial results. That news release contains a more detailed discussion of many of the matters described in this presentation and is accompanied by an Addendum with detailed financial tables. This presentation (and the conference call accompanying it) is designed to be reviewed together with that news release and that Addendum, which are available on State Street’s website, at http://investors.statestreet.com, and are incorporated herein by reference. No other information on our website is incorporated herein by reference. 1. New asset servicing mandates, including announced Alpha front-to-back investment servicing clients, may be subject to completion of definitive agreements, consents or assignments, approval of applicable boards and shareholders, customary regulatory approvals or other conditions, the failure to complete any of which will prevent the relevant mandate from being installed and serviced. New asset servicing mandates and servicing assets/fees remaining to be installed in future periods exclude new business which has been contracted, but for which the client has not yet provided permission to publicly disclose or anonymously disclose and is not yet installed. These excluded assets, which from time to time may be significant, will be included in new asset servicing mandates and reflected in servicing assets/fees remaining to be installed in the period in which the client provides its permission. Servicing mandates, servicing assets remaining to be installed in future periods and servicing fee revenues remaining to be installed in future periods are presented on a gross basis based on factors present on or about the time we determine the business to be won by us and are not updated based on subsequent developments, including changes in assets, market valuations, scope and, potentially termination. Such assets therefore also do not include the impact of clients who have notified us during the period of their intent to terminate or reduce their relationship with State Street, which from time to time may be significant. New business in assets to be serviced is reflected in our AUC/A after we begin servicing the assets, and new business in assets to be managed is reflected in our AUM after we begin managing the assets. As such, only a portion of any new asset servicing and asset management mandates may be reflected in our AUC/A and AUM as of any particular date specified. AUC/A values for certain asset classes are based on a lag, typically one-month. Generally, our servicing fee revenues are affected by several factors, and we provide varied services from our full suite of offerings to different clients. The basis for fees will also differ across regions and clients and can reflect pricing pressures traditionally experienced in our industry. Consequently, no assumption should be drawn as to future revenue run rate from announced servicing wins or new servicing business yet to be installed, as the amount of revenue associated with AUC/A can vary materially. Management fees also are generally affected by various factors, including investment product type and strategy and relationship pricing for clients, and are more sensitive to market valuations than are servicing fees. Therefore, no assumption should be drawn from management fees associated with changes in AUM levels. Levels of AUC/A, AUC/A to be installed, Servicing fee wins to be installed and AUM are always presented as of the end of the relevant period, unless otherwise specifically noted. AUM for passive alternative investments has been revised from prior presentations 2. Servicing fee revenue wins/backlog (i.e., "to be installed") represents estimates of future annual revenue associated with new servicing engagements State Street determines to be won during the current reporting period, which may include anticipated servicing-related revenues associated with acquisitions or structured transactions, based upon factors assessed at the time the engagement is determined by State Street to be won, including asset volumes, number of transactions, accounts and holdings, terms and expected strategy. These and other relevant factors influencing projected servicing fees upon asset implementation/onboarding will change from time to time prior to, upon and following asset implementation/onboarding, among other reasons, due to varying market levels and factors and client and investor activity and preferences. Servicing fee/backlog estimates are not updated to reflect those changes, regardless of the magnitude or direction of, or reason for, any change. Servicing fee revenue wins in any period are highly variable and include estimated fees attributable to both (1) services to be provided for new estimated AUC/A reflected in new asset servicing wins for the period (with AUC/A to be onboarded in the future) and (2) additional services to be provided for AUC/A already included in our end-of period AUC/A (i.e., for which other services are currently provided); and the magnitude of one source of servicing fee revenue wins relative to the other (i.e., (1) relative to (2)) will vary from period to period. Therefore, for these and other reasons, comparisons of estimated servicing fee revenue wins to estimated new asset servicing AUC/A wins for any period will not produce reliable fee per AUC/A estimates. No servicing fees are recognized until the point in the future when we begin performing the associated services with respect to the relevant AUC/A. See also endnote 1 above in reference to considerations applicable to pending servicing engagements, which similarly apply to engagements for which reported servicing fee revenue wins/backlog are attributable. Both AUC/A and servicing fee revenue, when presented on a "backlog" or "to be installed" basis, are presented as of period-end. 3. Unless otherwise noted, all capital ratios referenced on this slide and elsewhere in this presentation refer to State Street Corporation, or State Street, and not State Street Bank and Trust Company. All capital ratios are as of quarter end. The lower of capital ratios calculated under the Basel III advanced approaches and under the Basel III standardized approach are applied in the assessment of our capital adequacy for regulatory purposes. Standardized approach ratios were binding for 1Q24 to 1Q25. Refer to the Addendum for descriptions of these ratios. March 31, 2025 capital ratios are presented as of quarter-end and are preliminary estimates. 4. State Street Corporation LCR in 1Q25 remained flat QoQ at ~106%; State Street Bank and Trust's (SSBT) LCR is significantly higher than State Street Corporation's (SSC) LCR, primarily due to application of the transferability restriction in the U.S. LCR Final Rule to the calculation of SSC’s LCR. This restriction limits the amount of HQLA held at SSC’s principal banking subsidiary, SSBT, and available for the calculation of SSC’s LCR to the amount of net cash outflows of SSBT. This transferability restriction does not apply in the calculation of SSBT’s LCR, and therefore SSBT’s LCR reflects the full benefit of all of its HQLA holdings. Leverage exposure is equal to average consolidated assets less applicable Tier 1 leverage capital reductions under regulatory standards. 5. The index names listed are service marks of their respective owners. S&P Global Specials and S&P U.S. Specials Volumes sourced from S&P Global Market Intelligence. 6. Data presented for indicative purposes. Morningstar data includes long-term mutual funds, ETFs and Money Market funds. Mutual fund data represents estimates of net new cash flow, which is new sales minus redemptions combined with net exchanges, while ETF data represents net issuance, which is gross issuance less gross redemptions. Data for Fund of Funds, Feeder funds and Obsolete funds were excluded from the series to prevent double counting. Data is from the Morningstar Direct Asset Flows database. The long-term fund flows reported by Morningstar in North America are composed of U.S. domiciled Market flows mainly in Equities, Allocation and Fixed Income asset classes. 1Q25 data for North America (U.S. domiciled) includes Morningstar actuals for January and February 2025 and Morningstar estimates for March 2025. 1Q25 data for EMEA is on a rolling three month basis for December 2024 through February 2025.

19 7. Front office software and data revenue primarily includes revenue from CRD, Alpha Data Platform and Alpha Data Services. Includes Other revenue of $3-4M in each of 1Q24 through 1Q25. Revenue line items may not sum to total due to rounding. 8. On-premises revenue is revenue derived from locally installed software. Software-enabled revenue includes SaaS, maintenance and support revenue, FIX, brokerage, and value-add services. The revenue recognition pattern for On-premises installations differs from software-enabled revenue. 9. Front office bookings represent signed ARR contract values for CRD, CRD for Private Markets, Alpha Data Platform, and Alpha Data Services excluding bookings with affiliates, including SSGA. Front office revenue derived from affiliate agreements is eliminated in consolidation for financial reporting purposes. 10. Front office software and data annual recurring revenue (ARR), an operating metric, is calculated by annualizing current quarter revenue for CRD and CRD for Private Markets and includes the annualized amount of most software-enabled revenue, including revenue generated from SaaS, maintenance and support revenue, FIX, and value-added services, which are all expected to be recognized ratably over the term of client contracts. Front office software and data ARR does not include software-enabled brokerage revenue, revenue from affiliates and licensing fees (excluding the portion allocated to maintenance and support) from On-premises software. 11. Represents expected ARR from signed client contracts that are scheduled to be largely installed over the next 24 months for CRD, CRD for Private Markets and Alpha Data Services. It includes SaaS revenue, as well as maintenance and support revenue, and excludes the one-time impact of On-premises license revenue, revenue generated from FIX, brokerage, value-add services, and professional services as well as revenue from affiliates. 12. NII is presented on a GAAP-basis. NIM is presented on a fully taxable-equivalent (FTE) basis, and is calculated by dividing FTE NII by average total interest-earning assets. Refer to the Addendum for reconciliations of NII FTE-basis to NII GAAP-basis on the Average Statement of Condition. 13. Includes Cash and due from banks and Interest-bearing deposits with banks. 14. Duration as of period end and based on the total investment portfolio. 15. Average loans are presented on a gross basis. Refer to the Addendum for average loans net of expected credit losses. 16. Compensation and employee benefits expenses in 4Q24 included notable items related to the acceleration of deferred compensation charges of $79M and a repositioning release of $15M. Excluding these notable items, 1Q25 GAAP Compensation and employee benefits of $1,262M was up 10% compared to 4Q24 adjusted Compensation and employee benefits of $1,148M. Occupancy expenses in 4Q24 included a notable item related to repositioning charges of $13M. Excluding the notable item, 1Q25 GAAP Occupancy of $103M was down (6)% compared to 4Q24 adjusted Occupancy of $110M. Other expenses in 1Q24 included a notable item related to the FDIC special assessment of $130M. Other expenses in 4Q24 included notable items related to a reduction in the special assessment from the FDIC of $31M, and charges related to operating model changes of $12M. Excluding these notable items, 1Q25 GAAP Other expenses of $330M was down (5)% compared to 1Q24 adjusted Other expenses of $348M and down (17)% compared to 4Q24 adjusted Other expenses of $399M. 17. Other, excluding notable items, includes Other expenses and Amortization of intangible assets. 18. Pro-forma headcount reflects estimated total headcount for 1Q24 as if the headcount of the India joint venture that was consolidated in 2Q24 had been included in the prior period and is based on headcount in that joint venture at the end of the period. 19. The SCB of 2.5% effective on October 1, 2024 is calculated based upon the results of the CCAR 2024 exam. 20. Leverage exposure is equal to average consolidated assets less applicable Tier 1 leverage capital reductions under regulatory standards. 21. OCI impact of investment portfolio on regulatory capital is a sub-component within GAAP AOCI. 22. Future dividends are estimated based on the preferred stock outstanding as of March 31, 2025, along with any public announcements of issuances and redemptions through the date hereof. These estimates do not account for any potential future issuances or redemptions, which could alter the projected preferred stock dividends. State Street’s preferred stock dividends, including the declaration, timing and amount, remain subject to consideration and approval by State Street’s Board of Directors at the relevant times. Full year dividends may not sum to total due to rounding.

20 This Presentation contains forward-looking statements within the meaning of United States securities laws, including statements about our goals and expectations regarding our strategy, growth and sales prospects, capital management, business, financial and capital condition, results of operations, the financial and market outlook and the business environment. Forward-looking statements are often, but not always, identified by such forward- looking terminology as "estimate," "will," "opportunity," "strategy," "future," "driver," “outlook,” “priority,” “expect,” “intend,” “aim,” “outcome,” “future,” “pipeline,” “trajectory,” “target," “guidance,” “objective,” “plan,” “forecast,” “believe,” “anticipate,” “seek,” “may,” “trend,” and “goal,” or similar statements or variations of such terms. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing our expectations or beliefs as of any time subsequent to the time this Presentation is first issued. We are subject to intense competition, which could negatively affect our profitability; We are subject to significant pricing pressure and variability in our financial results and our AUC/A and AUM; Our development and completion of new products and services, including State Street Alpha® and those related to wealth servicing, alternative investment management or digital assets or incorporating artificial intelligence, may impose costs on us, involve dependencies on third parties and may expose us to increased risks; Acquisitions, strategic alliances, joint ventures and divestitures, and the integration, retention and development of the benefits of these transactions, pose risks for our business; and Competition for qualified members of our workforce is intense, and we may not be able to attract and retain the highly skilled people we need to support our business; We could be adversely affected by political, geopolitical, economic and market conditions including, for example, as a result of liquidity or capital deficiencies (actual or perceived) by other financial institutions and related market and government actions, changes in U.S. trade policy, or the trade policy of other nations, the ongoing conflicts in Ukraine and in the Middle East, major political shifts domestically or internationally, actions taken by central banks in an attempt to address prevailing economic conditions, changes in monetary policy or periods of significant volatility in the markets for equity, fixed income and other assets classes globally or within specific markets; We have significant global operations, and clients, that can be adversely impacted by disruptions in key economies, including local, regional and geopolitical developments affecting those economies; Our investment securities portfolio, consolidated financial condition and consolidated results of operations could be adversely affected by changes in the financial markets, governmental action or monetary policy. For example, among other risks, changes in prevailing interest rates or market conditions have led, and were they to occur in the future could further lead, to decreases in our NII or to portfolio management decisions resulting in reductions in our capital or liquidity ratios; Our business activities expose us to interest rate risk; We assume significant credit risk of counterparties, who may also have substantial financial dependencies on other financial institutions, and these credit exposures and concentrations could expose us to financial loss; Our fee revenue represents a significant portion of our revenue and is subject to decline based on, among other factors, market and currency declines, investment activities and preferences of our clients and their business mix; If we are unable to effectively manage our capital and liquidity, our financial condition, capital ratios, results of operations and business prospects could be adversely affected; Our calculations of risk exposures, total RWA and capital ratios depend on data inputs, formulae, models, correlations and assumptions that are subject to change, which could materially impact our risk exposures, our total RWA and our capital ratios from period to period; We may need to raise additional capital or debt in the future, which may not be available to us or may only be available on unfavorable terms; and If we experience a downgrade in our credit ratings, or an actual or perceived reduction in our financial strength, our borrowing and capital costs, liquidity and reputation could be adversely affected; Our business and capital-related activities, including common share repurchases, may be adversely affected by regulatory requirements and considerations, including capital, credit and liquidity; We face extensive and changing government regulation and supervision in the U.S. and non- U.S. jurisdictions in which we operate, which may increase our costs and compliance risks and may affect our business activities and strategies; Our businesses may be adversely affected by government enforcement and litigation; Our businesses may be adversely affected by increased and conflicting political and regulatory scrutiny of asset management, stewardship and corporate sustainability or ESG practices; Any misappropriation of the confidential information we possess could have an adverse impact on our business and could subject us to regulatory actions, litigation and other adverse effects; Changes in accounting standards may adversely affect our consolidated results of operations and financial condition; Changes in tax laws, rules or regulations, challenges to our tax positions and changes in the composition of our pre-tax earnings may increase our effective tax rate; We could face liabilities for withholding and other non-income taxes, including in connection with our services to clients, as a result of tax authority examinations; and Our businesses may be negatively affected by adverse publicity or other reputational harm; Attacks or unauthorized access to our or our business partners’ or clients’ information technology systems or facilities, such as cyber-attacks or other disruptions to our or their operations, could result in significant costs, reputational damage and impacts on our business activities; Our business may be negatively affected by risks associated with strategic initiatives we are undertaking to enhance the effectiveness and efficiency of our operations and of our cybersecurity and technology infrastructure or by our failure to meet the related, resiliency or other expectations of our clients and regulators, or as a result of a cyber-attack or similar vulnerability in our or business partners' infrastructure; Our risk management framework, models and processes may not be effective in identifying or mitigating risk and reducing the potential for related losses, and a failure or circumvention of our controls and procedures, or errors or delays in our operational and transaction processing, or those of third parties, could have an adverse effect on our business, financial condition, operating results and reputation; Shifting and maintaining operational activities to non-U.S. jurisdictions, changing our operating model, and outsourcing to, or insourcing from, third parties expose us to increased operational risk, geopolitical risk and reputational harm and may not result in expected cost savings or operational improvements; Long-term contracts and customizing service delivery for clients expose us to increased operational risk, pricing and performance risk; The quantitative models we use to manage our business may contain errors that could adversely impact our business, financial condition, operating results and regulatory compliance, and lapses in disclosure controls and procedures or internal control over financial reporting could occur, any of which could result in material harm; We may not be able to protect our intellectual property, and we are subject to claims of third party intellectual property rights; Our reputation and business prospects may be damaged if investors in the collective investment pools we sponsor or manage incur substantial losses in these investment pools or are restricted in redeeming their interests in these investment pools; The impacts of global regulatory requirements and expectations, shifting client preferences, and disclosure requirements related to climate risks, and sustainability standards could adversely affect us; and We may incur losses or face negative impacts on our business as a result of unforeseen events, including terrorist attacks, geopolitical events, acute or chronic physical risk events, including natural disasters, pandemics, global conflicts, or a banking crisis, which may have a negative impact on our business and operations. Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in our 2024 Annual Report on Form 10-K and our subsequent SEC filings. We encourage investors to read these filings, particularly the sections on risk factors, for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this Presentation should not be relied on as representing our expectations or beliefs as of any time subsequent to the time this Presentation is first issued, and we do not undertake efforts to revise those forward-looking statements to reflect events after that time.

21 In addition to presenting State Street's financial results in conformity with U.S. generally accepted accounting principles, or GAAP, management also presents certain financial information on a basis that excludes or adjusts one or more items from GAAP. This latter basis is a non-GAAP presentation. In general, our non-GAAP financial results adjust selected GAAP-basis financial results to exclude the impact of revenue and expenses outside of State Street’s normal course of business or other notable items, such as acquisition and restructuring charges, repositioning charges, gains/losses on sales, as well as, for selected comparisons, seasonal items. For example, we sometimes present expenses on a basis we may refer to as “expenses ex-notable items", which exclude notable items and, to provide additional perspective on both prior year quarter and sequential quarter comparisons, may also exclude seasonal items. Management believes that this presentation of financial information facilitates an investor's further understanding and analysis of State Street's financial performance and trends with respect to State Street’s business operations from period-to-period, including providing additional insight into our underlying margin and profitability. In addition, Management may also provide additional non-GAAP measures. For example, we may present revenue and expense measures on a constant currency basis to identify the significance of changes in foreign currency exchange rates (which often are variable) in period-to-period comparisons. This presentation represents the effects of applying prior period weighted average foreign currency exchange rates to current period results. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in conformity with GAAP. Refer to the Addendum for reconciliations of our non-GAAP financial information. To access the Addendum go to http://investors.statestreet.com and click on “Filings & Reports – Quarterly Results”.

22 ACWI All Country World Index AOCI Accumulated other comprehensive income ARR Annual recurring revenue AUC/A Assets under custody and/or administration AUM Assets under management Bloomberg Global Agg Bloomberg Global Agg represents Bloomberg Global Aggregate Bond Index CCAR Comprehensive Capital Analysis and Review CET1 ratio Common equity tier 1 ratio CRD Charles River Development Diluted earnings per share (EPS) Net income available to common shareholders divided by diluted average common shares outstanding for the noted period EAFE Europe, Australia, and Far East EM Emerging markets EMEA Europe, Middle East and Africa EOP End of period EPS Earnings per share ESG Environmental, Social, and Governance ETF Exchange-traded fund FDIC Federal Deposit Insurance Corporation Fee operating leverage Rate of growth of total fee revenue less the rate of growth of total expenses, relative to the successive prior year period, as applicable FIX The Charles River Network's FIX Network Service (CRN) is an end-to-end trade execution and support service facilitating electronic trading between Charles River's asset management and broker clients Front office uninstalled revenue backlog Represents the annualized recurring revenue from signed client contracts that are scheduled to be fully installed over the next 24 months for CRD, Charles River for Private Markets and Alpha Data Services. It includes SaaS revenue as well as maintenance and support revenue and excludes the one-time impact of on-premises license revenue, revenue generated from FIX, brokerage, value-add services, and professional services as well as revenue from affiliates FTE Fully taxable-equivalent FX Foreign exchange FY Full-year GAAP Generally accepted accounting principles in the United States G-SIB Global systemically important bank HQLA High Quality Liquid Assets JPM G7 JP Morgan G7 Volatility Index JPM EM JP Morgan Emerging Market Bond Index JV Joint venture LCR Liquidity Coverage Ratio Lending related and other Lending related and other fees primarily consist of fee revenue associated with State Street’s fund finance, leveraged loans, municipal finance, insurance and stable value wrap businesses MSCI Morgan Stanley Capital International Net interest income (NII) Income earned on interest bearing assets less interest paid on interest bearing liabilities Net interest margin (NIM) (FTE) Fully taxable-equivalent (FTE) Net interest income divided by average total interest-earning assets nm Not meaningful NYSE New York Stock Exchange OCI Other comprehensive income On-premises On-premises revenue as recognized in Front office software and data Operating leverage Rate of growth of total revenue less the rate of growth of total expenses, relative to the corresponding prior year period, as applicable %Pts Percentage points is the difference from one percentage value subtracted from another Pre-tax margin Income before income tax expense divided by total revenue Quarter-over-Quarter (QoQ) Sequential quarter comparison Return on equity (ROE) Net income available to common shareholders divided by average common equity Return on tangible common equity (ROTCE) Net income available to common shareholders divided by average tangible common equity RWA Risk weighted assets SaaS Software as a service SCB Stress capital buffer Seasonal expenses Seasonal deferred incentive compensation expenses for retirement-eligible employees and payroll taxes SEC Securities Exchange Commission SPDR Standard and Poor's Depository Receipt SSC State Street Corporation SSGA State Street Global Advisors VIX Chicago Board Options Exchange's CBOE Volatility Index Year-over-Year (YoY) Current period compared to the same period a year ago